Exhibit 99.1

FIRST AMENDMENT AGREEMENT TO

CREDIT AGREEMENT

This AMENDMENT AGREEMENT is dated as of October 19, 2006 between SOLO CUP CANADA INC. (the “Borrower”) and GE CANADA FINANCE HOLDING COMPANY (the “Lender” or “Agent”).

WHEREAS:

(A)	Agent and Borrower (under Borrower’s prior name of Lily Cups Inc.) entered into a credit agreement dated as of September 24, 2004 (the “Credit Agreement”); and

(B)	Agent and Borrower have agreed to amend certain terms of the Credit Agreement effective the date hereof, in order to bring into effect, among other things, a reallocation in the Commitments, a change in the interest rates applicable to the Loans, and a change in certain covenants;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements contained in this Amendment Agreement and other good and valuable consideration now paid by each party to the other (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE I

INTERPRETATION

Section 1.1 Definitions. Terms used, but not defined, in this Amendment Agreement shall have the respective meanings assigned to them in the Credit Agreement.

ARTICLE II

AMENDMENTS

Section 2.1 Credit Agreement Amendments. As of and with effect from September 29, 2006, the Credit Agreement shall be amended as follows (in this Section 2.1 only, unless the context otherwise specifies, a reference to a Section or a subsection is a reference to a Section or a subsection of the Credit Agreement):

(1)	All references to “Lily Cups Inc.” or to “Borrower” contained in the Credit Agreement, the other Loan Documents and all other certificates, instruments, agreements and other documents delivered in connection therewith shall be deemed to be references to Solo Cup Canada Inc., and all such documents executed and delivered by Lily Cups Inc. shall be deemed to have been executed and delivered by Solo Cup Canada Inc.

(2)	In Annex A, the definitions of “BA Rate”, “Commitment Termination Date”, “Index Rate”, “Interest Payment Date”, “Revolving Loan Commitment”, and “Term Loan Commitment” are deleted and replaced by the following:

BA Rate shall mean, at any date, the rate per annum determined by Agent by reference to the average (rounded upwards to the nearest basis point) rate quoted on the Reuters Monitor Screen (Page CDOR, or such other Page as may replace such Page on such Screen for the purpose of displaying Canadian interbank bid rates for Canadian dollar bankers’ acceptances) applicable to Canadian dollar bankers’ acceptances with a term of one month, two months or three months, as elected by Borrower, as of 11:00 a.m. (Toronto time) two (2) Business Days prior to the beginning of such term. If for any reason the Reuters Monitor Screen rates are unavailable, BA Rate means the rate of interest determined by Agent which is equal to the arithmetic mean (rounded upwards to the nearest basis point) of the rates quoted by The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce in respect of Canadian Dollar bankers’ acceptances with a term of one month, two months or three months, as elected by Borrower, as of 11:00 a.m. (Toronto time) two (2) Business Days prior to the beginning of such term. For greater certainty, no adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in this Agreement. Each change in any interest rate provided for in this Agreement based upon the BA Rate shall take effect at the time of such change in the BA Rate.

Commitment Termination Date shall mean the earliest of (a) the fifth anniversary of the First Amendment Effective Date, (b) the date of termination of Lender’s obligations to make Revolving Credit Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(2), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment to zero dollars ($0).

Index Rate means the greater of (a) the annual rate of interest quoted from time to time in the “Report on Business” section of the Globe and Mail as being “Canadian prime”, “chartered bank prime rate” or words of similar description, and (b) the BA Rate in respect of Canadian dollar bankers’ acceptances with a term of one month plus 1.35%.

Interest Payment Date means, as to any Loan, the first Business Day of each month to occur while such Loan is outstanding; provided, that each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued under this Agreement; and further provided that for any Loan calculated by reference to the BA Rate, the Interest Payment Date shall be the first Business Day of the month following the expiration date of the period selected for such Loan.

Revolving Loan Commitment shall mean the commitment of the Revolving Lenders to make Revolving Credit Advances, which commitment shall be Twelve Million Five Hundred Thousand Dollars ($12,500,000) in the aggregate on the First Amendment Effective Date, as such amount may be increased or adjusted, if at all, from time to time in accordance with Section 1.1(2)(d) or any other provision of this Agreement.

Term Loan Commitment shall mean the commitment of Lender to make the Term Loan, which commitment shall be Seventeen Million Five Hundred Thousand Dollars ($17,500,000) on the First Amendment Effective Date, as such Term Loan Commitment may be reduced, amortized or adjusted from time to time in accordance with this Agreement.

(3)	In Annex A, the following definitions are added in their appropriate alphabetical order:

Collateral Roll-Forward Certificate has the meaning set out in Annex F.

Deferred Term Loan has the meaning set out in Section 1.1(2)(a).

Deferred Term Loan Expiry Date has the meaning set out in Section 1.1(2)(a).

Existing Term Loan has the meaning set out in Section 1.1(2)(a).

Existing Term Note has the meaning set out in Section 1.1(2)(a).

First Amendment Effective Date means September 29, 2006.

Permitted Investments has the meaning set out in Section 6.2.

(4)	In Annex B, paragraph (4), the reference to “one and three-quarters percent (1.75%)” shall be deleted and replaced with “one and one-half percent (1.50%)”.

(5)	Exhibit 1.1(1)(a), Exhibit 1.1(1)(b), Exhibit 1.1(2) and Exhibit 4.1(2) of the Credit Agreement shall be deleted and replaced by Exhibit 1.1(1)(a), Exhibit 1.1(1)(b), Exhibit 1.1(2)(a) and Exhibit 4.1(2), respectively, to this Amendment Agreement. Exhibit 1.1(2)(b) to this Amendment Agreement is added as Exhibit 1.1(2)(b) to the Credit Agreement. Exhibit A to this Amendment Agreement is added as Exhibit A to Annex F of the Credit Agreement. Schedule 3.11 to the Credit Agreement is replaced by Schedule 3.11 to this Amendment Agreement.

(6)	Section 1.1(2) shall be deleted and replaced by the following:

(2)	Term Loan

(a)	Subject to the terms and conditions hereof, Lender agrees to maintain the existing drawn term loan with Borrower (the “Existing Term Loan”) in the amount of $10,124,999.98 on the First Amendment Effective Date and Lender agrees to make one or more additional term loan advances (each such advance when made, a “Deferred Term Loan”; the total of the Existing Term Loan and all Deferred Term Loans collectively referred to as the “Term Loan”) in such amounts so that the principal amount of all Deferred Term Loans in the aggregate does not exceed $7,375,000.02 and the principal amount of the Term Loan does not exceed the principal amount of the Term Loan Commitment. The obligation of Lender to make any Deferred Term Loan shall expire on the date that is 18 months following the First Amendment Effective Date (the “Deferred Term Loan Expiry Date”). The Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(2)(a) (the “Term Note”), and Borrower shall execute and deliver the Term Note to Lender. The Term Note shall represent the obligation of Borrower to pay the amount of the Term Loan Commitment or, if less, the aggregate unpaid principal amount of the Term Loan, together with interest thereon as prescribed in Section 1.5.

(b)	Each advance of a Deferred Term Loan shall be in a minimum amount of $1,000,000 and shall be made on notice by Borrower to the representative of Agent identified on Schedule 1.1 at the address specified thereon. Those notices must be given no later than 11:00 a.m. (Toronto time) on the second Business Day prior to the date of the proposed Deferred Term Loan advance. Each such notice (a “Notice of Deferred Term Loan Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(2)(b), and shall include the information required in such Exhibit and such other information as may be required by Agent

(c)	Borrower shall repay to Agent the principal amount of the Term Loan in consecutive quarterly instalments of $361,607.14 plus 1/28 of the principal amount of all drawn Deferred Term Loans on the first day of January, April, July and October of each year, commencing October 1, 2006, and in one final instalment on the Commitment Termination Date in an amount equal to the balance of the aggregate outstanding principal amount of the Term Loan which has not been paid. Notwithstanding the foregoing, the aggregate outstanding principal balance of the Term Loan shall be due and payable to Agent in full for value on the Termination Date, if not sooner paid in full.

(d)	The first $4,000,000 of the principal amount of the Term Loan repaid pursuant to paragraph (c) shall be added to the Revolving Loan Commitment on a dollar-for-dollar basis as at the time of each such repayment.

(e)	Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender’s respective Term Loan Commitment.

(7)	Section 1.4 is deleted in its entirety and replaced by the following:

Use of Proceeds. Following the First Amendment Effective Date, Borrower shall utilize the proceeds of the Existing Term Loan and the Revolving Loan solely for Borrower’s ordinary working capital requirements, permitted Capital Expenditures (including, for greater certainty, Capital Expenditures relating to the purchase of Equipment and capital property from Affiliates up to a maximum of $5,000,000 between the Closing Date and the Commitment Termination Date, provided that Borrower shall have a Net Borrowing Availability of at least $1,000,000 immediately after giving effect to such purchase) and Borrower’s general corporate needs (but excluding in any event, the making of any Restricted Payment not specifically permitted by Section 6.13). Borrower shall utilize the proceeds of any Deferred Term Loan solely for permitted Capital Expenditures and Permitted Investments. Disclosure Schedule 1.4 contains a description of Borrower’s sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

(8)	Subsections 1.5(1) and (2) are deleted in their entirety and replaced by the following:

(1)	Three (3) Business Days prior to each Interest Payment Date, Borrower may deliver to Agent a notice (“Notice of Interest Rate Election”) in the form of Exhibit 1.5(1), in which Borrower may elect to have the interest on the Loans for the Interest Period commencing with such Interest Payment Date calculated by reference to either the Index Rate or the BA Rate for Canadian dollar bankers’ acceptances with a term of one month, two months or three months, as applicable. In the event that (a) a Notice of Interest Rate Election is not provided three (3) Business Days prior to an Interest Payment Date, or (b) a Default or an Event of Default has occurred and is continuing on an Interest Payment Date, then the interest on the Loans for the Interest Period commencing with such Interest Payment Date shall be calculated by reference to the Index Rate.

(2)

Interest. Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (a) with respect to the Revolving Credit Advances, either the Index Rate plus 0.25% per annum or the applicable BA Rate plus 1.50% per annum as determined by Section 1.5(1) based on the aggregate Revolving Credit Advances outstanding from time to time during the most recently ended

Interest Period prior to that Interest Payment Date; and (b) with respect to the Term Loan, the Index Rate plus 0.25% per annum or the applicable BA Rate plus 1.50% per annum as determined by Section 1.5(1) based on the aggregate amount of the Term Loan outstanding from time to time during the most recently ended Interest Period prior to that Interest Payment Date.

(9)	In Subsection 1.6(12), clause (c), the reference to “(other than post-petition Accounts in a total amount no greater than $1,000,000 owing by Core-Mark Inc.)” is deleted in its entirety.

(10)	In Subsection 1.6(13), the reference to “(twenty-five percent (25%) for Core-Mark Inc.)” is deleted in its entirety.

(11)	Subsection 1.9(2) is hereby amended by adding the following sentence at the end of such subsection:

As additional compensation for Term Lenders making funds available for any Deferred Term Loan, Borrower agrees to pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Deferred Term Loan Expiry Date and on the Deferred Term Loan Expiry Date, a fee for Borrower’s non-use of available funds in an amount equal to three eighths of one percent (.375%) per annum (calculated on the basis of a 365 day year for actual days elapsed) of the difference between (x) $7,375,000.02 less all repayments of principal amounts of Deferred Term Loans made by Borrower pursuant to Section 1.1(2)(c), and (y) the average of the daily closing balances of all Deferred Term Loans outstanding during such period.

(12)	Section 6.2 is deleted in its entirety and replaced by the following:

Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, Borrower shall not make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (1) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower does not exceed $250,000; (2) so long as no Default or Event of Default shall have occurred and be continuing, and there is no outstanding Revolving Loan balance, Borrower may make investments, subject to Control Letters in favour of Agent or otherwise subject to a perfected security interest in favour of Agent, in (A) marketable direct obligations issued or unconditionally guaranteed by Canada, any agency thereof, the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (C) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of Canada or the United States of America, each having combined capital, surplus and undivided profits of not less than US$300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (D) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks, and (E) mutual funds that invest solely in one or more of the investments described in clauses (A) through (D) above, and (F) other investments not exceeding $100,000 in the aggregate at any time outstanding, and (3) so long as no Default or Event of Default shall have occurred and be continuing, Borrower may make investments (“Permitted Investments”), in an amount of up to $10,000,000 in the aggregate, in operating businesses which are substantially similar to the business of Borrower, including Affiliates of Borrower; provided that the following conditions have been met: (A) the average Borrowing Availability during the 90-day period prior to the date of such investment is not less than $6,000,000 and the Borrowing Availability is not less than $5,000,000 for more than five (5) consecutive Business Days at any time during such 90-day period (except that the Borrowing Availability must be at least $6,000,000 for the last 10 days of such 90-day period), in all cases calculated as if such investment had already been made 91 days prior to the date of such investment, (B) Agent shall be satisfied in its sole discretion (or, pursuant to Section 3.1((h) of this Amendment Agreement, be deemed to be satisfied) that the restatement of Solo Cup Company’s financial statements for fiscal 2003, 2004 and 2005 as well as the first quarter of 2006 indicates no material adverse cash impact on Borrower’s operations or shall have waived the aforesaid condition, (C) Agent has received 15 days prior written notice of Borrower’s intention to make the investment together with sufficient information to enable Agent to evaluate the investment, (D) any securities received by Borrower as consideration for such investment are delivered into the possession of Agent together with any other documents requested by Agent to perfect its security interest in such securities, and (E) Agent has provided its prior written consent, such consent not to be unreasonably withheld, to the making of such investment.

(13)	Section (1) of Annex C to the Credit Agreement is deleted and replaced by the following:

(1) On or before the Closing Date (or such later date as Agent shall consent to in writing), Borrower shall have established one or more depository accounts in its name (“Borrower Accounts”) and Disbursement Accounts at the bank named on Disclosure Schedule 3.19 (a “Relationship Bank”) and that Relationship Bank shall have entered into a tri-party blocked accounts agreement with Agent and Borrower, in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date. Such blocked accounts agreement shall provide, among other things, that (i) all items of payment deposited in Borrower Accounts are held by such bank as agent for Agent, (ii) the Relationship Bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such accounts and the Disbursement Accounts monitored by such bank, for the amount of any required adjustments due to clerical error or calculation errors directly relating to such accounts or the Disbursement Accounts, for returned cheques or other items of payment and in accordance with any court order, nature of garnishment binding on such bank or any other applicable law binding on such bank, and (iii) from and after the Closing Date (A) such bank agrees to forward in accordance with such blocked accounts agreement all amounts in each Borrower Account to the applicable Collection Account through daily sweeps from such Borrower Accounts into the Collection Accounts. If there is no outstanding Revolving Loan balance, then, in addition to such other investments as are permitted under Section 6.2, Borrower may accumulate and maintain cash in an interest-bearing investment account and may immediately withdraw any amounts in such investment account; provided that the account information is provided to Agent.

(14)	Section (1) of Annex F to the Credit Agreement is deleted and replaced by the following:

(1) Upon Agent’s request, and in no event less frequently than ten (10) Business Days after the end of each Fiscal Month, each of the following:

(A)	a Borrowing Base Certificate accompanied by a collateral roll-forward certificate substantially in the form of Exhibit A attached hereto (a “Collateral Roll-Forward Certificate”) and such other supporting detail and documentation as shall be requested by Agent in its reasonable discretion; provided that, if the Borrowing Availability falls below $8,000,000, then a Collateral Roll-Forward Certificate shall be delivered on a weekly basis until such time as the Borrowing Availability has exceeded $8,000,000 for 60 consecutive days, at which point it shall return to a monthly delivery basis;

a summary of Inventory by location and type with a supporting perpetual Inventory report (for finished goods Inventory), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

a report on Borrower’s finished goods Inventory on hand and on Borrower’s finished goods Inventory sales for the then most recently ended twelve Fiscal Months, in each case, by customer; and

a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(15)	Annex G to the Credit Agreement is deleted in its entirety and replaced by Annex G to this Amendment Agreement.

ARTICLE III

CONDITIONS

Section 3.1 Conditions Precedent and Conditions Subsequent. This Amendment Agreement shall be effective as of September 29, 2006; provided that (i) each of the following conditions (a) to (g) shall have been satisfied or waived by Agent as of such date, (ii) condition (h) shall have been satisfied or waived by Agent or be deemed to have been satisfied by October 30, 2006 and (iii) condition (i) shall have been satisfied or waived by Borrower or be deemed to have been satisfied by November 13, 2006:

(a)	Borrower shall have executed and delivered to Agent replacement notes in the forms set out as Exhibit 1.1(1)(b) and Exhibit 1.1(2)(a) to this Amendment Agreement;

(b)	Borrower shall have executed and delivered to Agent a duly executed original of this Amendment Agreement;

(c)	Borrower shall have taken all corporate actions required to authorize the execution and delivery of this Amendment Agreement and the performance thereof, and Agent shall have received resolutions of Borrower, authorizing the transactions contemplated hereby, certified to be true, correct and complete by a senior officer of Borrower as of a date not more than ten days prior to the date first written above;

(d)	Agent shall have received an extension fee in an amount of $100,000.00 and an amendment to the Fee Letter;

(e)	Agent shall have received payment from Borrower of the fees and expenses accrued through to the date hereof of Agent incurred in connection with the Loans and with the preparation and negotiation of this Amendment Agreement, including, without limitation, the reasonable fees and expenses of legal counsel;

(f)	except as set out in Schedule 3.11 to this Amending Agreement, the representations and warranties of Borrower contained in the Credit Agreement or in any other Loan Document shall be true and correct in all material respects on and as of the date hereof, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement, and Borrower shall deliver a certificate certifying as to such fact;

(g)	satisfactory completion of all business, environmental and legal due diligence by Agent (including asset appraisals, environmental audits, and collateral audit); and

(h)	Agent shall be satisfied in its sole discretion that the restatement of Solo Cup Company’s financial statements for fiscal 2003, 2004 and 2005 as well as the first quarter of 2006 (the “Restated Financial Statements”) indicates no material adverse cash impact on Borrower’s operations; provided that, if Agent does not notify Borrower as to the satisfaction, non-satisfaction or waiver of this condition (h) on or prior to October 30, 2006, this condition (h) will be deemed to have been satisfied; and

(i)	if Agent has notified Borrower, on or prior to October 30, 2006, that Agent is not satisfied with the Restated Financial Statements, Borrower shall be satisfied in its sole discretion that, notwithstanding the dissatisfaction of Agent with the Restated Financial Statements, this Amendment Agreement and the amendment to the Fee Letter referred to in condition (d) above should become effective as of and from September 29, 2006; provided that, if Borrower does not notify Agent as to the satisfaction, non-satisfaction or waiver of this condition (i) on or prior to November 13, 2006, this condition (i) will be deemed to have been satisfied.

Section 3.2 Amendment Agreement Rendered Ineffective. If Agent notifies Borrower, on or prior to October 30, 2006, that Agent is not satisfied with the Restated Financial Statements, and Borrower notifies Agent, on or prior to November 13, 2006, that Borrower does not wish this Amendment Agreement and the amendment to the Fee Letter referred to in condition (d) of Section 3.1 to become effective, then Agent shall promptly return to Borrower the extension fee referred to in condition (d) of Section 3.1 and each of the Credit Agreement and the Fee Letter shall continue in full force and effect as if neither this Amendment Agreement nor the amendment to the Fee Letter referred to in condition (d) of Section 3.1 were executed and delivered by Agent and Borrower; provided, however, that Borrower shall remain responsible for the fees and expenses of Agent incurred in connection with the preparation and negotiation of this Amendment Agreement, including, without limitation, the reasonable fees and expenses of legal counsel.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Continuing Effect. The parties hereby confirm the terms of the Credit Agreement and each of the Loan Documents which continue in full force and effect except as amended by the terms of this Amendment Agreement. The Credit Agreement and this Amendment Agreement shall hereafter be read and construed as one instrument.

Section 4.2 Governing Law. The provisions of section 11.9 of the Credit Agreement shall apply to this Amendment Agreement as if the same were set out in full herein.

Section 4.3 Variation. The provisions of this Amendment Agreement shall not be varied otherwise than by an instrument in writing executed by or on behalf of all the parties.

Section 4.4 Counterparts. This Amendment Agreement may be executed in any number of counterparts and by any party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided however, that any party providing its signature in such manner will promptly forward to the other parties an original of the signed copy of this Amendment Agreement which was so faxed.

Section 4.5 Further Assurances. Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by any other party to establish, maintain and protect the rights and remedies of such party and to carry out and effect the intent and purpose of this Amendment Agreement.

Section 4.6 Invalidity of any Provision. If any provision of this Amendment Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date first written above.

SOLO CUP CANADA INC.

By:	/s/ Bruce Wells
Name:	Bruce Wells
Title:	Vice President - Finance

GE CANADA FINANCE HOLDING COMPANY

By:	/s/ Dan Billard
Name:	Dan Billard
Title:	Chief Risk Officer

ANNEX G (Section 6.9)

to

CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(1) Maximum Capital Expenditures. Borrower shall not make Capital Expenditures, (excluding, for greater certainty, (a) Capital Expenditures relating to the purchase of Equipment and capital property from Affiliates, which are not to exceed $5,000,000 in the aggregate from the Closing Date to the Commitment Termination Date, provided that Borrower shall have a Net Borrowing Availability of at least $1,000,000 immediately after giving effect to any of such purchases, and (b) Capital Expenditures up to an aggregate amount of $6,000,000 made prior to the Deferred Term Loan Expiry Date to accommodate and/or create increased manufacturing capacity in connection with any amendment to or modification of Borrower’s product supply arrangements with The TDL Group Ltd. (operating in Canada as “Tim Hortons”) during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Period	Maximum Capital Expenditures per Period
Each Fiscal Year	$2,500,000

; provided, however, that the amount of permitted Capital Expenditures in each Fiscal Year will be increased by the positive amount, if any, equal to the difference obtained by taking the amount of $2,500,000 minus the actual amount of any Capital Expenditures expended during the immediately prior Fiscal Year (the “Carry Over Amount”), and, for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the first amount spent on Capital Expenditures in that succeeding Fiscal Year. For greater certainty, nothing herein shall limit or prohibit Borrower from utilizing any Carry Over Amount relating to any period prior to the First Amendment Effective Date.

(2) Minimum Fixed Charge Coverage Ratio. Borrower shall have at the end of each Fiscal Quarter set forth below for the indicated period then ended, a Fixed Charge Coverage Ratio of not less than 1.25:1.0:

Twelve (12) consecutive Fiscal Months ending on the last day of each Fiscal Quarter ending on and after September, 2006.

(3) Minimum EBITDA. Borrower shall have at the end of each Fiscal Quarter set forth below for the indicated period then ended, a minimum EBITDA as set forth below:

Period	Minimum EBITDA
Twelve (12) consecutive Fiscal Months ending on the last day of each Fiscal Quarter ending on and after September, 2005.	$6,500,000

Unless otherwise specifically provided herein, any accounting term used in this Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document, then Borrower and Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. “Accounting Changes” means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Canadian Institute of Chartered Accountants (or successor thereto or any agency with similar functions); and (b) changes in accounting principles concurred in by Borrower’s independent chartered public accountants. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Borrower and Agent agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Borrower and Agent cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with this Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

Exhibit 1.1(1)(a)

Notice of Revolving Credit Advance

Capitalized terms used herein which are defined in the Credit Agreement dated as of September 24, 2004, as it may be amended, restated, modified or supplemented from time to time by and among Solo Cup Canada Inc. (f/k/a/ Lily Cups Inc.), an Ontario corporation (“Borrower”), GE Canada Finance Holding Company, as Agent, and the Persons signatory thereto from time to time as Lenders (“Lenders”) (the “Credit Agreement”) shall have the meanings therein defined. Borrower hereby certifies that on the date hereof and on the borrowing date set forth below: (i) all representations and warranties made by Borrower contained in the Credit Agreement and the other Loan Documents are and will be true and correct, both before and after giving effect to the Revolving Credit Advance and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement; (ii) no Material Adverse Effect has occurred since the Closing Date; (iii) no Default or Event of Default exists, or would result from such Revolving Credit Advance or from the application of the proceeds thereof; and (iv) after giving effect to the Revolving Credit Advance, the outstanding principal amount of the Revolving Loan would not exceed the lesser of the Borrowing Base and the Maximum Amount.

Client and Address	Name of Contact	Phone (###) ###-####
Fax (###) ###-####

Bank	Wire Information	ABA#
Address		Acct#

Bank Contact

Request Date

Index Rate Loan

Amount $

BA Rate Loan

Loan Amount $

BA Period:            months

Borrower has caused this Notice to be executed by its duly authorized officer as of the date and year first written above.

Authorizations	Phone	Fax
Requested by:	(###) ### - ####	(###) ### - ####
Duly Authorized Signatory

Fax to:    GE Canada Finance Inc. (###) ###-#### ;

Phone:    (###) ###-####

Exhibit 1.1(1)(b)

FORM OF REVOLVING NOTE

Toronto, Ontario

September 29, 2006

$16,500,000

FOR VALUE RECEIVED, the undersigned, SOLO CUP CANADA INC., an Ontario corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of GE CANADA FINANCE HOLDING COMPANY, a Nova Scotia unlimited liability company, as agent for and on behalf of the Revolving Lenders, (“Agent”), at the offices of GE Canada Finance Holding Company, at its address at 11 King Street West, Suite 1500, Toronto, Ontario, or at such other place as Agent may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the amount of SIXTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($16,500,000) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is issued pursuant to that certain Credit Agreement dated as of September 24, 2004 as amended on September 29, 2006 between Borrower and Agent (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lender to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Agent to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE.

SOLO CUP CANADA INC.

By:	/s/ Bruce Wells
Name:	Bruce Wells
Title:	Vice President - Finance

Exhibit 1.1(2)(a)

FORM OF TERM NOTE

Toronto, Ontario

September 29, 2006

$17,500,000

FOR VALUE RECEIVED, the undersigned, Solo Cup Canada Inc., an Ontario corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of GE CANADA FINANCE HOLDING COMPANY, a Nova Scotia unlimited liability company as agent for and on behalf of the Term Lenders (“Agent”), at the offices of GE CANADA FINANCE HOLDING COMPANY, at its address at 11 King Street West, Suite 1500, Toronto, Ontario, or at such other place as Agent may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the amount of SEVENTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($17,500,000), or if less, the aggregate unpaid amount of the Term Loan made to the undersigned. All capitalized terms used but not otherwise defined herein have the meanings given to them in the “Credit Agreement” (as hereinafter defined) or in Annex A thereto.

This Term Note is issued pursuant to that certain Credit Agreement dated as of September 24, 2004 and amended on September 29, 2006 between Borrower and Agent (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Term Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Term Note may not be assigned by Agent to any Person.

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE.

SOLO CUP CANADA INC.

By:	/s/ Bruce Wells
Name:	Bruce Wells
Title:	Vice President - Finance

Exhibit 1.1(2)(b)

Notice of Deferred Term Loan Advance

Capitalized terms used herein which are defined in the Credit Agreement dated as of September 24, 2004, as it may be amended, restated, modified or supplemented from time to time by and among Solo Cup Canada Inc. (f/k/a/ Lily Cups Inc.), an Ontario corporation (“Borrower”), GE Canada Finance Holding Company, as Agent, and the Persons signatory thereto from time to time as Lenders (“Lenders”) (the “Credit Agreement”) shall have the meanings therein defined. Borrower hereby certifies that on the date hereof and on the borrowing date set forth below: (i) all representations and warranties made by Borrower contained in the Credit Agreement and the other Loan Documents are and will be true and correct, both before and after giving effect to the advance of the Deferred Term Loan and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement; (ii) no Material Adverse Effect has occurred since the Closing Date; and (iii) no Default or Event of Default exists, or would result from such advance of Deferred Term Loan or from the application of the proceeds thereof.

Client and Address	Name of Contact	Phone (###) ###-####
Fax (###) ###-####

Bank	Wire Information	ABA#
Address		Acct#

Bank Contact

Request Date

Index Rate Loan

Amount $

BA Rate Loan

Loan Amount $

BA Period:            months

Borrower has caused this Notice to be executed by its duly authorized officer as of the date and year first written above.

Authorizations	Phone	Fax
Requested by	(###) ### - ####	(###) ### - ####
Duly Authorized Signatory

Fax to: GE Canada Finance Inc. (###) ###-#### ;

Phone: (###) ###-####